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                       TERMINATION AND RELEASE AGREEMENT

    Termination and Release Agreement (the "Agreement"), dated as of September 18 1997, by and between Morton's Restaurant Group, Inc., a Delaware corporation (the "Company") and William L. Hyde, Jr. ("Hyde").

    WHEREAS, Hyde and the Company are parties to an Amended and Restated Employment Agreement, dated as of February 1, 1997 (the "Employment Agreement"); and

    WHEREAS, Hyde has resigned from the Company and the Company has accepted his resignation and now Hyde and the Company wish to settle all obligations under the Employment Agreement.

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

    1. Termination Date.

    Effective as of the date hereof, the Employment Agreement is terminated. Hyde's resignation as Chief Operating Officer, President and Director of the Company is effective, and he relinquishes all titles, offices and authority he may have with the Company or any of its affiliates or subsidiaries.

    2. Release by the Company.

    The Company forever releases and discharges Hyde, his heirs, executors, administrators and assigns ("Releasees") from all claims, charges, actions, causes of action, suits, debts, covenants, contracts, damages, judgments and demands of any nature whatsoever, whether known or unknown, in law or equity, which the Company ever had, now has, or hereafter can, shall or may have by reason of the early termination of the Employment Agreement and his accepting employment with Ruth's Chris (the "Release"); provided, that, (i) the Company is not releasing any rights under this Agreement and (ii) in the event Hyde's employment with Ruth's Chris terminates (whether voluntarily or involuntarily) prior to January 31, 2000, Hyde will be prohibited until such date from working for, engaging in or being interested in any business (whether or not for compensation or profit) which is then the owner, operator, franchiser or franchisee of multiple steakhouse (or similar type) restaurants.

    The Company forever releases and discharges Ruth's Chris Steak House, Inc. ("Ruth's Chris"), its affiliates, subsidiaries, divisions, franchisees, shareholders, current and former directors, officers, employees, agents, contractors, successors, heirs and assigns from any and all claims, charges, actions, causes of action, suits, debts, covenants, contracts, damages, judgments and demands of any nature whatsoever, whether known or unknown, in law or equity, which the Company ever had, now has, or hereafter can, as a result of or in connection with the employment of Hyde, have; provided, that, the Company is not releasing any rights with respect to


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conduct of Hyde as an employee of Ruth's Chris or any action by Ruth's Chris in violation of the terms of this Agreement.

    3. Release by Hyde.

    (a) Hyde forever releases and discharges the Company and its affiliates, subsidiaries, divisions, shareholders, current and former directors, officers, employees, agents, contractors, successors, heirs and assigns, and any and all employee pension or welfare benefit plans of the Company (including current and former trustees and administrators of these plans) (collectively, "Company Releasees") from all claims, charges, actions, causes of action, suits, debts, covenants, contracts, damages, judgments and demands of any nature whatsoever, whether known or unknown in law or equity, which Hyde or his heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have by reason of any act, omission, conduct or event from the beginning of Hyde's employment with the Company to the date of this Agreement against the Company Releasees including, without limitation, any claims Hyde may have arising from or relating to Hyde's employment with the Company, under any and all federal, state or local constitutions, statutes, rules, regulations or common law and any claims for compensation or benefits.

    (b) Hyde also acknowledges that his participation in all employee benefit programs of the Company and any employee benefits pursuant to his Employment Agreement, including, without limitation, any insurance coverage and any automobile leases, terminate on the date hereof.

    4. Options; Note.

    (a) Hyde hereby (i) surrenders and cancels the options to purchase 20,000 shares of the Company's common stock which are held by him pursuant to his incentive stock option agreement and which are currently vested and exercisable, and (ii) confirms that the remaining options to purchase 120,000 shares of the Company's common stock which are held by him and are not currently vested or exercisable lapse and terminate concurrently herewith.

    (b) Concurrently herewith, Hyde is executing and delivering to the Company a note in the form of Exhibit A attached hereto to evidence his obligation to pay to the Company the sum $100,000.

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    5. Hiring; Arbitration.

    (a) For a period of three years from the date hereof (the "Restriction Period"), Hyde will not, and will cause Ruth's Chris not to, directly or indirectly solicit the employment of, employ, hire, participate in the hiring of or refer for employment any person who currently is or shall within the Restriction Period become a salaried or management employee of the Company, or any person holding a position as chef with the Company, regardless of whether such employee's employment with the Company has terminated and whether such termination was voluntary or involuntary.

    (b) Any dispute, controversy or claim arising out of or relating to this
Section 5, or the breach, termination or validity hereof, shall be finally and exclusively settled by arbitration before a single arbitrator who shall be an attorney. The arbitration shall be administered by the American Arbitration Association in New York County, New York, pursuant to the National Rules for the Resolution of Employment Disputes then in force. The arbitrator shall determine the rights and obligations of the parties according to the substantive laws of the State of New York without regard to choice of law principles. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. For purposes of such arbitration and/or the entering of an award or any order in aid of arbitration, the parties consent to personal jurisdiction and venue in New York County, New York. All costs associated with such arbitration shall be borne by the non-prevailing party, and if the Company is the prevailing party, liquidated damages shall be awarded to the Company in the amount of three times the full W-2 compensation of any such employee during the employee's last year of employment with the Company on an annualized basis. The parties agree that the actual damages suffered by the Company may be difficult to ascertain with precision and that the parties have agreed to this liquidated damage provision in view of such uncertainty and not as a penalty.

    6. Elias Savion Agency.

    During the Restriction Period, Hyde will not, and will cause Ruth's Chris not to, use or employ the Elias Savion Agency.

    7. Non-Disclosure.

    Hyde agrees that he will not, at any time, disclose to any person or otherwise utilize in any way for his own benefit or for the benefit of any other person (including, without limitation, Ruth's Chris) any Confidential Information of the Company. For the purpose of this Agreement, Confidential Information means information treated by the Company as confidential or proprietary with respect to its business or operations plans, strategies, know-how, prospects, objectives, structure, technology, distribution, sales, services, support and marketing plans, practices, and operations, prices, costs and details of services, the financial condition and results of its operations, its customers and customer lists, information received from third parties under confidential conditions, its management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to

                                       3


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officers, directors, employees and the management of the Company), its personnel and compensation policies, operation policies and manuals, its financial records and related information, means of gaining access to the Company's' computer data systems and related information, members of or information concerning the Company's VIP Program, information contained in the Company's training manuals, recipe books or operating manuals, its Gold Plan, and other proprietary information concerning the Company and its respective affiliates, except for specific items which have become publicly available other than as a result of a breach of this Agreement.

    8. Confidentiality of Agreement.

    Each party to this Agreement agrees that it will, and Hyde will cause any company (including without limitation, Ruth's Chris) by which he is employed to, treat the terms of this Agreement as confidential, and shall not directly or indirectly disclose them in any manner except: (a) as mutually agreed upon in writing by the parties to this Agreement; (b) in legal documents filed with the court (or arbitrator, as the case may be) in any action to enforce the terms of this Agreement; (c) pursuant to a valid order of a court (or arbitrator, as the case may be) or a lawfully issued and enforceable subpoena; (d) as otherwise required by law or regulation; or (e) to its attorney, financial advisors, accountant, and/or spouse, as applicable, provided that prior to any such disclosure, that individual must agree to treat as confidential all information disclosed. Hyde will not and will cause Ruth's Chris not to make any public statement or announcement which is disparaging with respect to the Company, its business or any of its directors, officers or employees.

    9. Company Property; Transition.

    Within one business day of the date hereof, Hyde shall return to the Company all originals and copies of all documents and materials received or generated by him in the course of his employment with the Company ("Company Property"), and shall not make any notes reflecting information contained in such materials. Concurrently herewith, Hyde shall also deliver, to the extent they are in his possession: (a) all company electronic equipment, computer hardware, and computer software; (b) all Company credit cards or restaurant accounts; (c) all copies of office keys and security access cards; and (d) the car leased by the Company for his benefit. Hyde will reasonably cooperate with the Company in the making of any required filings with the Securities and Exchange Commission or other regulatory body by reason of his departure, and will otherwise reasonably cooperate in connection with his departure.

    10. Indemnification.

    Hyde shall indemnify, defend and hold harmless the Company and the Company Releasees from and against any and all liabilities, losses, claims, damages, obligations, deficiencies, judgments, amounts paid in settlement of any suits, actions, claims, proceedings or investigations, costs and expenses (including, but not limited to, interest, penalties, costs of investigation and attorney's and accountant's fees and disbursements) (collectively, "Losses") suffered, sustained, incurred or required to be paid by the Company or the Company Releasees, based upon, arising out of or otherwise with respect to actions of Hyde during his employment


                                    4

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with the Company that constituted (a) criminal conduct; (b) fraud; (c)
self-dealing; (d) breach of fiduciary duty; or (e) wrongful acts committed outside the scope of his employment. Hyde will cooperate with the Company in the defense of third party claims.

    The Company shall indemnify, defend and hold harmless Hyde and Hyde's releasees from and against any and all liabilities, losses, claims, damages, obligations, deficiencies, judgments, amounts paid in settlement of any suits, actions, claims, proceedings or investigations, costs and expenses (including, but not limited to, interest, penalties, costs of investigation and attorney's and accountant's fees and disbursements) (collectively, "Losses") suffered, sustained, incurred or required to be paid by Hyde or Hyde's releasees, based upon, arising out of or otherwise with respect to actions of Hyde during his employment with the Company other than those set forth in the above paragraph.

    The foregoing indemnities shall not be exclusive, but shall be in addition to any other rights or remedies to which the Company and the Company Releasees, Hyde and Hyde's releasees, may be entitled at law or in equity.

    11. Consent to Jurisdiction.

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed entirely in New York. Each party to this Agreement consents to the exclusive jurisdiction of the state courts of and federal courts located in the State of New York for the enforcement of the obligations evidenced by this Agreement and any dispute arising out of this Agreement (except as otherwise provided in Section 5), and expressly waives any defense based upon venue or forum non conveniens. Each party hereto shall have available to it remedies both at law and in equity (including injunctive relief).

    12. Attorney's Fees and Expenses.

    In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement the prevailing party shall be entitled to recover its reasonable attorneys fees and expenses from the non-prevailing party.

    13. Non-waiver.

    In the event any party hereto violates or attempts to violate any of the provisions of this Agreement, the failure of the other party to enforce any of its rights or remedies with respect thereto shall not constitute a waiver by that party of any right or remedy with respect to the same violation or any future violations of any of the provisions of this Agreement.

    14. Notices.

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    All notices and other communications under this Agreement shall be in writing and shall be given to the other party by hand delivery, by registered or certified mail, return receipt requested, postage prepaid, or by telecopy (with receipt confirmed) addressed as follows:

        If to Hyde:

        William L. Hyde, Jr.
        5 Great Meadow Road
        Laddington, New York 11560
        Telecopy No.:

        With copies to:

        Crawford & Lewis
        1600 Bank One Center- North Tower
        450 Laurel Street
        Baton Rouge, Louisiana 70801
        Attention: James R. Lewis, Esq.
        Telecopy No.: 504-383-5508

        If to the Company:

        Morton's Restaurant Group, Inc.
        3333 New Hyde Park Road, Suite 210
        New Hyde Park, New York 11042
        Attention: Allen J. Bernstein
        Telecopy No.: 516-627-1920

        With copies to:

        Schulte Roth & Zabel LLP
        900 Third Avenue
        New York, New York 10022
        Attention: Marc Weingarten
        Telecopy No.: 212-593-5955

    15. Enforceability.

    If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each party agrees that it is the intention of the parties that such provision should be enforceable to the maximum extent permitted under applicable law and shall be reformed to make it enforceable in accordance with the intent of the parties.

    16 Entire Agreement.



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    This is the entire agreement between the parties hereto with respect to the matters covered herein. This Agreement supersedes all existing agreements, whether written or oral between the parties hereto, concerning Hyde's employment with the Company including without limitation the Employment Agreement.

    17. Binding Effect. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

    18. Adequate Consideration. The parties each represent and agree that this Agreement has been entered into for good and valuable and adequate consideration, receipt of which is hereby acknowledged.

    19. No Oral Amendment. No provision of this Agreement may be amended, modified or waived except as agreed to in writing by the parties hereto.

    20. No Assignment. Neither this Agreement nor any party's rights hereunder may be hypothecated or assigned by such party, except by the Company to its successors in interest, without the prior consent of the other party.


                                       /s/ William L. Hyde, Jr.
                                       -------------------------------
                                       William L. Hyde, Jr.


                                       Morton's Restaurant Group, Inc.


                                       By: /s/ Allen J. Bernstein
                                          ------------------------------
                                          Name: Allen J. Bernstein
                                          Title: Chairman of the Board



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                              8% Secured Note

New York, New York
September 18, 1997

$100,000

    FOR VALUE RECEIVED, William L. Hyde, Jr. ("Hyde") hereby promises to pay to the order of Morton's Restaurant Group, Inc. or assigns ("Payee") the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) in eleven quarterly installments of $8,333 each, commencing on December 18, 1997, and a final installment of $8,337 on September 18, 2000, with interest on the unpaid balance of such principal amount from the date hereof at the rate of 8% per annum until the principal hereof shall become due and payable (whether at maturity, upon prepayment, acceleration or otherwise, said interest to be payable together with any payment of principal on the principal amount so paid), and with interest on any overdue principal at the rate of 15% per annum until paid.

    Payments of principal hereof and interest hereon shall be made in lawful money of the United States of America by wire transfer to the Company at such location as the Company may specify in advance in writing to Hyde, and if no such location has been so specified, by check to the Company at its office at 3333 New Hyde Park Road, Suite 210, New Hyde Park, New York 11042, attention Allen Bernstein.

    This Note is subject to voluntary prepayment in whole or in part at any time and is subject to mandatory prepayment to the extent of 25% of the gross proceeds of any sale by Hyde or his transferees of any stock, in the Payee.

    Hyde holds options to purchase 10,000 shares under a non-qualified stock option agreement and upon exercise of such options, the Company shall hold the shares purchased as collateral security for payment on this Note.

    Hyde hereby waives presentment for payment, demand, protest and notice of dishonor of this Note.

    In the event Hyde fails to make any principal or other payments as required by the terms of this Note (including any prepayments or payments of proceeds on the sale of stock required hereunder), or Hyde files or has filed against him a petition under any provision of the Bankruptcy Code, as amended or recodified from time to time, all amounts of principal, interest and other sums and charges hereunder may, at the option of Payee, be




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declared (by written notice to Hyde) to be, whereupon the same shall henceforth become, immediately due and payable.

    This Note shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.


                                        /s/ William L. Hyde, Jr.
                                        -------------------------------
                                        William L. Hyde, Jr.

                                                COPY